COVENANT NOT TO COMPETE

This Covenant Not to Compete (the “Covenant”) is entered into and effective as of July 15, 2008 by and between _________________________________ (“Seller”) and Platinum Studios, Inc., a California corporation (“Purchaser”).

WHEREAS, Purchaser, Seller and others have entered into an Acquisition Agreement dated as of July 15, 2008 (the “Acquisition Agreement”) pursuant to which Purchaser is purchasing all of the outstanding membership interests in WOWIO, LLC, a Pennsylvania limited liability company (the “Company”), including the membership interests in the Company owned by Seller (“Seller’s Membership Interests”). Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Acquisition Agreement;

WHEREAS, Seller is receiving significant consideration in exchange for the sale of Seller’s Membership Interests to Purchaser pursuant to the terms of the Acquisition Agreement;

WHEREAS, to preserve the value of the business of the Company being acquired by Purchaser under the Acquisition Agreement, it is a condition to the consummation of the sale of Seller’s Membership Interests thereunder that Seller shall enter into this Covenant;

NOW, THEREFORE, in consideration of the mutual promises made herein, Seller hereby agrees as follows:

1.    Covenant Not to Compete or Solicit.

(a) Non-Competition. For a period of three years measured from the Closing Date (the “Non-Competition Period”), Seller shall not, without the prior written consent of Purchaser, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below).

(i) For all purposes hereof, the term “Competitive Business Activity” shall mean: (A) engaging in, or managing or directing persons engaged in any business in competition with the business of the Company being acquired by Purchaser pursuant to the Acquisition Agreement (the “Acquired Business”); (B) acquiring or having an ownership interest in any entity that derives revenues from any business substantially similar to the Acquired Business (except for passive ownership of one percent (1%) or less of any entity whose securities are publicly traded on a national securities exchange or market or five percent (5%) or less of any entity whose securities are not publicly traded on a national securities exchange or market); or (C) participating in the operation, management or control of any firm, partnership, corporation, entity or business (each, an “Entity”) described in subsection (B) above.

(ii) For all purposes hereof, the term “Restricted Territory” shall mean each and every country, province, state, city or other political subdivision in which the Company is engaged in the Acquired Business.

(iii) Notwithstanding the provisions of subsection (i) above, the term “Competitive Business Activity” does not include (A) writing, editing, contributing to, compiling, publishing, or promoting a book, magazine, or other literary work, electronically or otherwise as long as such activities are not being performed by Seller as an employee of, or independent contractor or consultant for, a business substantially similar to the Acquired Business; or (B) giving lectures, giving addresses, speaking at conferences, or engaging in any other type of public speaking

(b) Non-Solicitation. During the Non-Competition Period, Seller shall not solicit, encourage or take any other action which is intended to induce or encourage, or could reasonably be expected to have the effect of inducing or encouraging, any employee or independent contractor of the Company or Purchaser or any of its subsidiaries to terminate his or her employment or engagement with the Company or Purchaser; provided, however, that any general solicitation of employees or independent contractors not specifically targeted to Purchaser’s shall not be deemed a violation of this Section 1(b).

(c) The covenants contained in Section 1(a) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(d)  Seller acknowledges that (i) the goodwill associated with the Company Assets is an integral component of the value of the Company to Purchaser and is reflected in the consideration received by Seller under the Acquisition Agreement; and (ii) the Covenant as set forth herein is necessary to preserve the value of the Company for Purchaser following the Closing Date. Seller also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (1) The Company is engaged in business in a highly competitive industry, and (2) this Covenant provides no more protection than is necessary to protect Purchaser’s interests in the goodwill associated with the Company.

2.    Specific Performance; Injunctive Relief. The parties acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Seller. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation, Purchaser shall have the right to seek enforcement of such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity.

3.    Miscellaneous Provisions.

(a) Amendment and Waiver. This Agreement may be amended, modified and supplemented only by written agreement of each of the parties hereto. By an instrument in writing, either Party may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

(b) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); upon receipt, if sent by certified or registered mail, return receipt requested; and upon confirmed transmission if sent by telecopier. In each case notice shall be sent to:

If to Seller:

______________________
______________________
______________________

If to Purchaser:
Platinum Studios, Inc.
11400 West Olympic Blvd.
14th Floor
Los Angeles, CA 90064
Facsimile: (310) 887-3943

or to such other person or address as any Party hereto shall furnish to the other Party hereto in writing pursuant to this Section 3.

(c) Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either Party hereto without the prior written consent of the other parties; provided however, that Purchaser may assign its rights and obligations under this Agreement to any Person who acquires all or substantially all of the assets, stock or business of Purchaser or the Company (whether by sale, merger or otherwise) without the consent of Seller.

(d) Governing Law. This Agreement shall be governed by the law of the State of California, regardless of the laws that might otherwise govern applicable conflicts of laws.

(e) Attorney Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation, reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.

(f) Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(g) Counterparts; Facsimile. This Agreement may be signed and delivered either originally or by facsimile, and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.”

(j) Entire Agreement This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

4.    Cross-Default. This Agreement shall be of no further force and effect, and the competition and solicitation restrictions described herein shall not apply, in the event of a material breach of the Acquisition Agreement by Company, including but not limited to a failure by Company to direct the transfer agent to issue any Purchase Price Shares or Earn Out Shares to the Shareholders (the “Transfer Agent Instructions”), within the specific timelines set forth in the Acquisition Agreement, even in the absence of bad faith; provided that the Seller must give notification of such breach to the Company in writing and the Company shall have 20 days following such notice to cure such breach unless such breach involves the Transfer Agent Instructions and then such cure period shall be only five business days.

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IN WITNESS WHEREOF, the parties, acting through their duly authorized representative, to the extent applicable, have executed this COVENANT NOT TO COMPETE as of the date first written above.

“Purchaser”	“Seller”

Platinum Studios, Inc.	__________________________

By:  _____________________________
Brian Altounian, President

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